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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8-K/A

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 21, 2001


                              Preferred Voice, Inc.
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             (Exact name of registrant as specified in its charter)


         Delaware                       033-92894                 75-2440201
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(State or other jurisdiction of  (Commission File Number)      (IRS Employer
 incorporation                                               Identification No.)

6500 Greenville Avenue, Suite 800, Dallas, Texas                   75206
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    (Address of principal executive offices)                     (Zip Code)


Registrant's telephone number, including area code:      (214) 265-9580
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          (Former name or former address, if changed from last report)


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Item 5.  Other Events.

          On November 21, 2001, Preferred Voice, Inc., a Delaware corporation (the "Company"), reported on Form 8-K that the Company had completed the sale of 2,000,000 units ("Units") consisting of one (1) share of the common stock of the Company and one (1) warrant to purchase one half (1/2) of a share of common stock at a purchase price of $1.25 per Unit, for an aggregate gross proceeds of $3 million. The Company is filing this Form 8-K/A to report that it sold an additional 20,000 Units, or 2,420,000 Units in the aggregate, in connection with this offering for aggregate gross proceeds of $3,025,000.

Item 7.  Financial Statements and Exhibits.

         (c)      Exhibits.

                  10.1* Form of Subscription Agreement, by and between Preferred Voice, Inc. and certain signatories thereto.

                  10.2* Form of Warrant Certificate, issued by Preferred Voice, Inc. pursuant to the Subscription Agreement attached hereto as Exhibit 10.1.


*Filed previously.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        PREFERRED VOICE, INC.




Dated as of December 4, 2001            By:  /s/ Mary Merritt
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                                           Mary Merritt, Vice President